Exhibit 5.1

Laxague Law, Inc.

1 East Liberty, Suite 600

Reno, NV 89501

(775) 234-5221

Email: joe@laxaguelaw.com

July 13, 2016

Xenetic Biosciences, Inc.

99 Hayden Ave, Suite 230

Lexington, Massachusetts 02421

Dear Sirs:

We have acted as counsel to Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), in connection with limited matters relating to the Company’s submission to the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, relating to the offering for sale of up to: (i) 2,970,297 Units (the “Units”) of the Company, with each Unit consisting of one share of common stock, par value $0.001 per share, of the Company (the “Shares”), and one warrant to purchase one share of common stock of the Company (the “Warrants”); and (ii) 2,970,297 shares of common stock of the Company issuable upon exercise of the Warrants (the “Warrant Shares”).

In this connection, we have (i) examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Company’s Articles of Incorporation and Bylaws, each as amended and currently in effect, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the sale of the Units by the Company will be authorized, and at a price established, by the Board of Directors of the Company in accordance with Nevada law. We have undertaken no independent verification with respect to such matters.

On the basis of the foregoing, we are of the opinion that:

1.             The Units and the Warrants, when sold and issued against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to equitable principles of general applicability.

2.             The Shares, when sold and issued against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3.             The Warrant Shares, when issued and sold by the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Laxague Law, Inc.

By: /s/ Joe Laxague
       Joe Laxague, Esq.